UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90-92 Main Street, Wellsboro, Pennsylvania	16901
(Address of principal executive offices)	(Zip Code)

(570) 724-3411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.120-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 1, 2019, Citizens & Northern Corporation (“C&N”) announced the completion of its merger with Monument Bancorp (“Monument”), effective April 1, 2019 at 12:01 a.m., Eastern Time, pursuant to the Agreement and Plan of Merger (the “Agreement”) between the Corporation and Monument, dated September 27, 2018 and disclosed in the Current Report on Form 8-K filed by C&N on September 28, 2018. Additionally, Monument Bank, the wholly-owned subsidiary of Monument, merged with and into Citizens & Northern Bank, the wholly-owned subsidiary of C&N, with Citizens & Northern Bank as the surviving institution. The shareholders of Monument approved the transaction on March 15, 2019 and all required regulatory approvals have been obtained.

Under the terms of the Agreement, each outstanding share of Monument common stock was converted into the right to receive 1.0144 shares of C&N common stock or $28.10 in cash, provided, however, that, individual shareholder elections of consideration will be prorated as necessary to ensure that, in the aggregate, 20% of the Monument common stock will be converted into the cash consideration and 80% of the Monument common stock will be converted into the stock consideration. The election and pro-ration process commenced in late March 2019 and will be completed on April 24, 2019. Holders of Monument common stock prior to consummation of the merger will own approximately 9.4% of C&N’s common stock outstanding after the transaction. No fractional shares will be issued in connection with the Merger. Cash for any fractional shares of C&N common stock is based on $28.10 for each whole share, based on the average market price of C&N common stock for the ten trading days ending March 22, 2019.

The preceding paragraphs are qualified in their entirety by reference to the Agreement, which is incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 28, 2018.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement, effective as of the closing of the merger on April 1, 2019, Clark S. Frame was appointed to the Board of Directors of C&N. Mr. Frame, age 68, served as Chairman of the Board of Directors of Monument Bank since its inception.

Mr. Frame participated in the establishment of Monument Bank in 2008. Prior to his work with Monument, Mr. Frame was a board member of Fulton Financial Corporation, based in Lancaster, PA, from 2003 through 2006 and prior to that time, was Chairman of the Board and a founding member of Premier Bank, which was based in Bucks County, PA. Mr. Frame has served on the boards of many nonprofit organizations. He is a graduate of Denison University and received an MBA from the Wharton School of the University of Pennsylvania.

Committee assignments have not yet been determined.

Item 8.01.	Other Events.

On April 1, 2019, C&N issued a press release announcing the completion of the merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements and Exhibits

The required financial statements of Monument and Monument Bank will be filed no later than 71 days after the date that this Form 8-K report is required to be filed (June 17, 2019).

(b)	Pro Forma Financial Information

The required pro forma information showing the effects of the acquisition will be filed no later than 71 days after the date that this Form 8-K report is required to be filed (June 17, 2019). An unaudited pro forma combined income statement for the year ended December 31, 2018 is contained in C&N’s Registration Statement on Form S-4 (Registration Statement No. 333-229186) and is incorporated herein by reference.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION
(Registrant)

Dated: April 1, 2019	/s/ J. Bradley Scovill
J. Bradley Scovill
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Citizens & Northern Corporation and Monument Bancorp (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 28, 2018)

99.1	Press release re: closing of merger, dated April 1, 2019

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